Exhibit 1.1

BITMINE IMMERSION TECHNOLOGIES, INC.

3,500,000 SHARES OF

9.50% SERIES A PERPETUAL PREFERRED STOCK

UNDERWRITING AGREEMENT

June 4, 2026

Moelis & Company LLC
399 Park Avenue, 4th Floor
New York, New York 10022

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Moelis & Company LLC (“Moelis”) and Cantor Fitzgerald & Co. (“Cantor,” and together with Moelis, the “Underwriters”) an aggregate of 3,500,000 shares (the “Securities”) of the Company’s 9.50% Series A Perpetual Preferred Stock, par value $0.0001 per share, with a stated amount of $100 per share (the “Series A Preferred Stock”), in the respective amounts set forth in Schedule II hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatically effective shelf registration statement on Form S-3 (File No. 333-288579), including a base prospectus, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this underwriting agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated July 9, 2025, in the form first used to confirm sales of the Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents set forth below the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

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1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, as of the first time when sales of the Securities are made (the “Time of Sale”), and, at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the additional free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

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(d) All of the direct and indirect subsidiaries (the “Subsidiaries,” and each a “Subsidiary”) of the Company are set forth on Schedule 1(d) hereto. Except as otherwise set forth on Schedule 1(d), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Liens”).

(e) The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened, has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) The authorized capital stock of the Company, the Series A Preferred Stock and the Certificate of Designations relating to the preferred stock designating the “9.50% Series A Perpetual Preferred Stock” and establishing the rights, preferences and entitlements thereof (the “Certificate of Designations”), in each case conform as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(g) There are no persons with registration or other similar rights granted by the Company to require that any of the Company’s equity or debt securities be registered for sale under the Registration Statement or included in the offering, except for such rights as have been duly waived.

(h) The execution and filing of the Certificate of Designations has been duly authorized by the Company and, as of the Closing Date, the Certificate of Designations will have been duly executed and filed with the Secretary of State of the State of Delaware.

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(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(j) The Securities have been duly authorized and, upon the execution and effectiveness of the Certificate of Designations, the Securities will be validly issued, fully paid and non-assessable, and will have the rights set forth in the Certificate of Designations; and the issuance of the Securities is free and clear of all Liens imposed by the Company, and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities laws.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Certificate of Designations and the Securities and the consummation of the transactions contemplated hereby and by each of the Time of Sale Prospectus and the Prospectus will not (i) contravene any provision of applicable law or conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected or (iv) conflict with or violate any registration rights with respect to the Company’s securities; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(l) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof (each, a “Person”) in connection with the performance by the Company of its obligations under this Agreement, the Certificate of Designations and the Securities, except (i) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or (ii) for any law or regulation applicable to the filing of the Certificate of Designations with the Secretary of State of the State of Delaware (collectively, the “Required Approvals”).

(m) As of the date hereof, the authorized capital stock of the Company consists of 50,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and 20,000,000 shares of preferred stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus, except as described in the Registration Statement and SEC Reports. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, except as described in the Registration Statement and the SEC Reports. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

(n) The Securities being issued in this offering have not been structured to be “fast-pay stock” within the meaning of Section 1.7701(l)-3(b)(2) of the United States Treasury Regulations.

(o) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the Prospectus and the Time of Sale Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not, and has not been in the past two years, an issuer identified in Rule 144(i)(1)(i) under the Securities Act and has filed with the Commission current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) at least 12 months prior to the date of this Agreement reflecting its status as an entity that is no longer an issuer identified in Rule 144(i)(1)(i) under the Securities Act. The financial statements of the Company included in the Registration Statement, the Prospectus and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the relevant periods (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(p) Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the Registration Statement, the Prospectus and the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information.

(q) Except as set forth in the Registration Statement, the Prospectus and the SEC Reports there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(r) No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(s) The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t) The Company (i) has not engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(u) The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, Prospectus and SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(w) Except as otherwise disclosed in the Registration Statement, Prospectus and SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

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(x) The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights described in the Registration Statement, Prospectus and SEC Reports as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, Prospectus and SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The statistical, industry-related and market-related data included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(z) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(aa) Except as set forth in the Registration Statement, Prospectus and SEC Reports, to the knowledge of the Company, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(bb) The Company and the Subsidiaries are in compliance, in all material respects, with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Prospectus and SEC Reports is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(cc) Except for fees payable by the Company to the Underwriters, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus.

(dd) The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(ee) Except with respect to the material terms and conditions of the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Underwriters or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the prospectus supplement. The Company understands and confirms that the Underwriters will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Underwriters regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Underwriter makes or has made any representations or warranties with respect to the transactions contemplated hereby.

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(ff) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(gg) Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any such Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) The Company’s registered independent accounting firm is KPMG LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ii) Bush & Associates CPA LLC, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in each of the Time of Sale Prospectus and the Prospectus, was, during all applicable periods, an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(jj) The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus. The Company further acknowledges that no Underwriter is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus, and any advice given by any Underwriter or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby, and by each of the Registration Statement, Time of Sale Prospectus and the Prospectus, is merely incidental to the Underwriters’ purchase of the Securities. The Company further represents to each Underwriter that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(kk) Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Underwriters has been asked by the Company to agree, nor has any Underwriter agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Underwriter, specifically including, without limitation, Short Sales (as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Series A Preferred Stock)) or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly traded securities; and (iii) each Underwriter shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(ll) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the sale or resale of the Securities.

(mm) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, to the Company’s knowledge, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

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(nn) The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including, without limitation, HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(oo) Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary acting on behalf of the Company or such Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(pp) (i) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened and (iii) the Company and each of its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Money Laundering Laws and with the representations and warranties contained herein.

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(qq) No stamp or other issuance or transfer taxes or duties are payable by the Underwriters in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Securities.

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee, director, officer, agent, affiliate or other representative of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the Canadian government (including Global Affairs Canada), the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive country-wide or territory-wide Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (with respect to Syria only until July 1, 2025) (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) in any manner that will result in a violation by any person (including any person participating in the offering of the Securities contemplated hereby, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions or (ii) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not engaged in, are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Securities set forth in Schedule II hereto opposite its name at the purchase price of $78.52 per share of Series A Preferred Stock (the “Purchase Price”).

3. Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Company is further advised by the Underwriters that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the Underwriters at 9:00 a.m., New York City time, on June 10, 2026, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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(a) The Series A Preferred Stock shall be in global form and registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date, for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion letter (which also contains a negative assurance statement) of Winston Taylor LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

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(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Bush & Associates CPA LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the date hereof.

(f) The Underwriters shall have received, on each of the date hereof and prior to the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received, prior to the Closing Date, satisfactory evidence of the filing of the Certificate of Designations, as provided for in Section 6(n) of this Agreement.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system, to furnish to the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d) Without the prior consent of the Underwriters, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

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(h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Certificate of Designations and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any stock transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the admission of the Securities for trading on any appropriate market system, or the review and qualification of the offering of the Securities by FINRA (provided that fees and expenses of counsel payable by the Company pursuant to clauses (iii) and (iv) shall not, in the aggregate, exceed $35,000), (v) all costs and expenses incident to listing the Securities on the New York Stock Exchange (“NYSE”) and any other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent or registrar, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer or other similar taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i) In connection with any future offerings of Series A Preferred Stock (for this purpose, including (i) each sale of the Series A Preferred Stock pursuant to any at-the-market sales program and (ii) any Series A Preferred Stock acquired and then resold by the Company or any of its subsidiaries) (each, a “Future Offering”), the Company will use its reasonable best efforts (which shall include obtaining advice from a qualified external tax advisor) to cause the Series A Preferred Stock to be structured in a manner that is intended to cause the Series A Preferred Stock not to be treated as “fast-pay stock” within the meaning of Section 1.7701(l)-3(b)(2) of the United States Treasury Regulations.

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(j) If the Company makes any filing (including a protective filing) (the “Filing”) pursuant to Section 1.6011-4 of the United States Treasury Regulations (or any successor or similar or related regulation, including similar state or local tax regulations) to the effect that it has (or may have, in the case of a protective Filing) issued “fast-pay stock” with respect to the Securities or any Series A Preferred Stock sold by the Company in Future Offerings, the Company shall (A) announce such Filing by, at the Company’s option, (i) a press release through a major news service, (ii) publication on the Company’s investor relations website, or (iii) filing a Current Report on Form 8-K with the Securities and Exchange Commission (or provide similar notice to holders of the Securities), in each case, within four business days of the Filing and (B) use reasonable best efforts to promptly provide written advance notice (and in any event no later than 10 business days in advance of the Filing) to any potential “material advisors” (within the meaning of Section 6111 of the United States Internal Revenue Code of 1986, as amended) in connection with the Filing. The Company further agrees and covenants that if the Company receives any notice of any governmental audit, assessment, claim, examination or other governmental inquiry relating to the tax treatment of the Securities or any Series A Preferred Stock sold by the Company in Future Offerings being “fast-pay stock” (a “Tax Claim”) it shall use reasonable best efforts to promptly provide written notice to the Underwriters and any potential “material advisors” (within the meaning of Section 6111 of the United States Internal Revenue Code of 1986, as amended) in connection with such Tax Claim.

The foregoing obligations shall survive the sale and delivery of the Securities by the Company.

(k) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(l) If requested by the Underwriters, to prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “Certification”), together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n) The Company will execute and file the Certificate of Designations with the Secretary of State of the State of Delaware, accompanied by all fees required to be paid therewith, designating the “9.50% Series A Preferred Stock” and establishing the rights, preferences and entitlements thereof, which shall conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) To use its reasonable best efforts to effect the listing of the Securities on the NYSE.

(p) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

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The Company also agrees that, without the prior written consent of the Underwriters, it will not, and will not publicly disclose an intention to, during the period beginning on the date of this Agreement and continuing for 10 days after the date of this Agreement (the “Lock-Up Period”), (1) offer, sell, issue, pledge, contract to sell or otherwise dispose of any shares of Series A Preferred Stock or any other parity stock, or any securities convertible into or exchangeable or exercisable for any shares of Series A Preferred Stock or other parity stock, or (2) enter into any swap or other arrangement that transfers to another person any of the economic consequences of ownership of the Series A Preferred Stock or any other parity stock. Notwithstanding the foregoing, the Lock-Up Period will terminate, and the foregoing restrictions will cease to apply, on the earlier of (i) the 10th day after the date of this Agreement and (ii) the date on which the Series A Preferred Stock has traded at a volume-weighted average price above $95 per share for two consecutive trading days following the original issue date. The lock-up does not restrict issuances of Common Stock or other junior stock or any class or series of securities other than parity stock.

The foregoing sentence shall not apply to the sale of the Securities under this Agreement.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in paragraph (b) below.

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(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by or on behalf of any such Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the information contained under the caption “Underwriting— Stabilization, Short Positions and Penalty Bids.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

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9. Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Moelis at 399 Park Avenue, 4th Floor, New York, New York 10022, Attention: Tiffany Lundquist (tiffany.lundquist@moelis.com) and shall be delivered, mailed or sent to Cantor at 110 East 59th Street, New York, New York 10022, Attention: Capital Markets (email: SPAC@cantor.com and legal-IBD@cantor.com); and if to the Company shall be delivered, mailed or sent to Bitmine Immersion Technologies, Inc., 800 Connecticut Avenue Norwalk, Connecticut 06854, Attention: Chief Executive Officer.

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Very truly yours,

BITMINE IMMERSION TECHNOLOGIES, INC.

By:	/s/ Chi Tsang
Name:	Chi Tsang
Title:	Chief Executive Officer

Accepted as of the date hereof

Moelis & Company LLC

By:	/s/ Steven R. Halperin
Name:	Steven R. Halperin
Title:	Managing Director

Cantor Fitzgerald & Co.

By:	/s/ Sage Kelly
Name:
Title:	Co-Chief Executive Officer & Global Head of Investment Banking

26

SCHEDULE I

Time of Sale Prospectus

1. Prospectus, dated July 9, 2025, relating to the Shelf Securities

2. Preliminary prospectus supplement, dated June 3, 2026 relating to the Securities

3. Pricing Term Sheet, dated June 4, 2026 relating to the Securities (attached as Exhibit A hereto)

I-1

SCHEDULE II

Underwriter	Number of Securities To Be Purchased
Moelis & Company LLC	2,000,000
Cantor Fitzgerald & Co.	1,500,000
Total:	3,500,000

II-1

SCHEDULE 1(d)

Direct and indirect subsidiaries of Bitmine Immersion Technologies, Inc., and respective jurisdictions:

1.	BMNR Subsidiary One, LLC – Delaware, USA
2.	MAVAN Holdings LLC (formerly Standard Validator LLC) — Delaware, USA

● BMNR Subsidiary One, LLC holds 98% equity interest in MAVAN Holdings LLC

3.	BMNR Technologies LLC – Delaware, USA
2.	MAVAN Holdings Pty Ltd (formerly Pier Two Holdings Pty Ltd) — Australia
3.	MAVAN, Inc. (formerly Pier Two US, Inc.) — Delaware, USA
4.	MAVAN Infrastructure Pty Ltd (formerly Pier Two Infrastructure Pty Ltd) — Australia
5.	MAVAN Services Pty Ltd (formerly Pier Two Pty Ltd) — Australia
6.	MAVAN Operations Pty Ltd (formerly Pier Two Services Pty Ltd) — Australia
7.	MAVAN Capital Pty Ltd (formerly Pier Two Capital Pty Ltd) — Australia
8.	Mycelium Property Pty Ltd — Australia
9.	Lion’s Mane Development Pty Ltd — Australia

II-2

Exhibit A

PRICING TERM SHEET

A-1

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-288579
Relating to the Preliminary Prospectus Supplement dated June 3, 2026
(To Prospectus Dated July 9, 2025)

PRICING TERM SHEET
June 4, 2026

Bitmine Immersion Technologies, Inc.
Offering of
3,500,000 Shares of
9.50% Series A Perpetual Preferred Stock

The information in this pricing term sheet supplements Bitmine Immersion Technologies, Inc.’s preliminary prospectus supplement, dated June 3, 2026 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement. As used in this section, references to “we,” “us” and “our” refer only to Bitmine Immersion Technologies, Inc. and not to any of its subsidiaries.

Issuer	Bitmine Immersion Technologies, Inc.

Securities Offered	9.50% Series A Perpetual Preferred Stock, $0.0001 par value per share, of the Issuer (the “Series A Preferred Stock”).

Amount Offered	3,500,000 shares of Series A Preferred Stock.

Public Offering Price	$80.00 per share of Series A Preferred Stock.

Trade Date	June 5, 2026.

Settlement Date	June 10, 2026, which is the third business day after the Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock more than one business day prior to the Settlement Date must, because the Series A Preferred Stock initially will settle T+3, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

A-2

Stated Amount	$100 per share of Series A Preferred Stock.

Liquidation Preference	Initially, $100 per share of Series A Preferred Stock. The Liquidation Preference will be subject to adjustment in the manner described in the Preliminary Prospectus Supplement. However, the Liquidation Preference will not be adjusted to an amount that is less than the Stated Amount.

Regular Dividends

The Series A Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at a rate per annum equal to 9.50% (the “Regular Dividend Rate”) on the Stated Amount thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in the Preliminary Prospectus Supplement, Regular Dividends will be payable when, as and if declared by our board of directors or any duly authorized committee thereof, out of funds legally available for their payment, weekly in arrears on each Regular Dividend Payment Date (as defined below) to the preferred stockholders of record as of the close of business on the Regular Record Date (as defined below) immediately preceding the applicable Regular Dividend Payment Date. Declared Regular Dividends on the Series A Preferred Stock will be payable solely in cash, in the manner, and subject to the provisions, described in the Preliminary Prospectus Supplement.

If any accumulated Regular Dividend (or any portion thereof) on the Series A Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day), then additional Regular Dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded weekly at the “Compounded Dividend Rate,” from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full. The Compounded Dividend Rate applicable to any unpaid Regular Dividend that was due on a Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day) will initially be a rate per annum equal to (i) the Regular Dividend Rate plus (ii) 5 basis points (based on a weekly Regular Dividend Period); provided, however, that until such Regular Dividend, together with Compounded Dividends thereon, is paid in full, such Compounded Dividend Rate will increase by 5 basis points per annum (based on a weekly Regular Dividend Period) for each subsequent Regular Dividend Period, up to a maximum rate of 15% per annum (the rate increase in this clause (ii) per Regular Dividend Period, the “Additional Dividend Rate Increase”). We have the flexibility to elect to increase the payment frequency of Regular Dividends to be more often than weekly and, in the event that we so elect, the Additional Dividend Rate increase per regular dividend period will be proportionately reduced to reflect such shorter Regular Dividend Period such that the maximum Aggregate Additional Dividend Rate increase per annum is 260 basis points.

A-3

If we fail to declare a regular dividend on or prior to a given Regular Record Date, such failure shall automatically (without any further action by us) constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use commercially reasonable efforts over the following 30-day period to sell common stock, other securities and/or digital assets to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable Regular Dividend Payment Date, plus Compounded Dividends thereon, on the next “Deferred Regular Dividend Payment Date” (as defined in the Preliminary Prospectus Supplement). Payment of any declared Regular Dividend on such Deferred Regular Dividend Payment Date will be made, if at all, to the preferred stockholders of record as of the close of business on the “Deferred Regular Record Date” (as defined in the Preliminary Prospectus Supplement) immediately preceding such Deferred Regular Dividend Payment Date. If we fail to pay in full such Regular Dividend, plus Compounded Dividends thereon, on the applicable Deferred Regular Dividend Payment Date, such failure shall constitute a failure to declare and pay Regular Dividends for purposes of determining whether a “Regular Dividend Non-Payment Event” (as defined in the Preliminary Prospectus Supplement) has occurred with respect to the appointment of board members. If we pay such Regular Dividend, plus Compounded Dividends thereon, on the deferred Regular Dividend Payment Date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay Regular Dividends for purposes of determining whether a Regular Dividend Non-Payment Event has occurred.

Regular Dividend Payment Dates	Weekly in arrears on every Friday of each year, or if such Friday is not a business day, the immediately following business day, beginning on the second Friday following the Settlement Date; provided that we may elect, in our sole discretion, to designate Regular Dividend Payment Dates that occur more frequently. At any time that we change the frequency of the Regular Dividend Payment, we will provide five (5) business days notice to the holders of Series A Preferred Stock.

Regular Record Dates	The 10th day immediately preceding the applicable Regular Dividend Payment Date.

Listing	No public market currently exists for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on the New York Stock Exchange under the symbol “BMNP.” If the listing is approved, we expect trading to commence within 30 days after the date the Series A Preferred Stock is first issued.

A-4

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $273.8 million.

We intend to use the net proceeds from this offering for general corporate purposes, which may include the acquisition of additional ether and other digital assets; the expansion of our staking and validator infrastructure, including through the Made in America VAlidator Network; working capital; strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption; and/or repurchases of our common stock under our share repurchase program.

Book-Running Managers	Moelis & Company LLC Cantor Fitzgerald & Co.

CUSIP / ISIN Numbers for the Series A Preferred Stock	09175D 200 / US09175D2009

* * *

We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: Moelis & Company LLC, 399 Park Avenue, 4th Floor, New York, New York 10022, by telephone at (800) 539-9413 or Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York, Attention: Capital Markets, by telephone at (212) 938-5000 or by email at prospectus@cantor.com.

The information in this pricing term sheet is not a complete description of the Series A Preferred Stock or the offering. Financial and capitalization information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein. You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Series A Preferred Stock.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

A-5